Exhibit 99.1

Newark, New York, February 10, 2017 - IEC Electronics Corp. (NYSE MKT: IEC) today announced results for the fiscal 2017 first quarter ended December 30, 2016.

IEC reported revenues of $21.0 million for the first quarter of fiscal 2017, a decrease of 36.3% as compared with revenues of $32.9 million in the first quarter of fiscal 2016. Gross profit margin for the first quarter was 8.6% as compared to 17.7% in the same quarter last year. Selling and administrative expenses decreased to $2.4 million or 11.6% of sales as compared to $4.0 million or 12.1% of sales in the first quarter of fiscal 2016. The Company recorded a net loss of $0.9 million or ($0.09) per share, compared to net income of $1.5 million, or $0.15 per share, in the same prior year period. IEC reduced debt, net of cash, by $7.2 million in the first quarter of fiscal 2017, which includes the pay down of debt from the proceeds of the sale-leaseback transaction for the Company’s Albuquerque facility, previously disclosed in the fourth quarter of fiscal 2016.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “As we expected and previously announced, our first quarter revenues and profitability were negatively impacted by reduced volume from two key customers. Importantly, the softness is not the result of lost programs and these customers are long-term partners who we believe remain committed to working with IEC. We expect this revenue decrease will persist through the second quarter of fiscal 2017, but we are optimistic that volume should ramp up in the second half of fiscal 2017, enabling us to exit fiscal 2017 similar to the levels achieved in fiscal 2016.

“We took proactive steps early in the first quarter to better align our cost structure at our Newark, New York facility while retaining the key skilled labor and expertise to support the expected volume increase in the second half of fiscal 2017. The revenue contraction and related margin decrease was isolated to our Newark facility, while our other facilities achieved solid gross profit performance. We believe that we are well positioned to return to our industry leading margins and profitability as volume returns.

“At this phase of the turnaround, a key strategic focus is re-establishing organic growth by broadening and improving the quality of our new business pipeline. To that end, we have made changes to our sales infrastructure to extend our reach in core markets and better qualify customers who are best suited to our capabilities and expertise. The sales cycle is long in our industry, but we have seen encouraging initial success from these efforts, with backlog up from our fiscal year-end and an improved pipeline.

Mr. Schlarbaum concluded, “Our continued debt reduction and ongoing focus on managing our assets more efficiently continues to strengthen the balance sheet, providing a solid platform supporting our initiatives to win new customers and programs. We are making steady progress with our turnaround efforts and we are continuing to build on our strong reputation in the marketplace as a leading provider of unique design and manufacturing solutions for the production of life-saving and mission critical products. We are energized by the successful operating improvements we have made so far and encouraged by our prospects moving forward.”

Exhibit 99.1

Conference Call:

IEC will host a conference call, today, Friday, February 10 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2017 first quarter ended December 30, 2016.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference i.d. number 10206.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.InvestorCalendar.com. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics provides electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100C, ISO 13485, and Nadcap.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: litigation; business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability

Exhibit 99.1

to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products, uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; the types and mix of sales to our customers; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Michael T. Williams	Audra Gavelis
	Chief Financial Officer	Director of Marketing & Investor Relations
	IEC Electronics Corp.	IEC Electronics Corp.
	(315) 332-4308	(315) 332-4559
	mwilliams@iec-electonics.com	agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 30, 2016 and SEPTEMBER 30, 2016
(in thousands, except share and per share data)

	December 30, 2016	September 30, 2016
	(unaudited)
ASSETS
Current assets:
Cash	$444	$845
Accounts receivable, net of allowance	11,426	17,140
Inventories, net	14,486	15,384
Assets held for sale	—	4,611
Other current assets	1,002	1,214
Total current assets	27,358	39,194

Property, plant & equipment, net	16,781	10,994
Intangible assets, net	85	95
Goodwill	101	101
Other long term assets	10	13
Total assets	$44,335	$50,397

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,578	$2,908
Current portion of capital lease	203	—
Accounts payable	8,969	10,864
Accrued payroll and related expenses	1,351	3,365
Other accrued expenses	410	529
Customer deposits	1,164	1,756
Total current liabilities	$13,675	$19,422

Long-term debt	10,425	16,732
Long-term capital lease	5,514	—
Other long-term liabilities	1,576	379
Total liabilities	31,190	36,533

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value:	—	—
500,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,332,535 and 11,330,151 shares, respectively
Outstanding: 10,277,047 and 10,274,663 shares, respectively	113	113
Additional paid-in capital	46,440	46,294
Retained earnings/(accumulated deficit)	(31,819)	(30,954)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders' equity	13,145	13,864
Total liabilities and stockholders' equity	$44,335	$50,397

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED INCOME STATEMENTS
THREE MONTHS ENDED DECEMBER 30, 2016 and JANUARY 1, 2016
(unaudited; in thousands, except share and per share data)

	Three Months Ended
	December 30, 2016	January 1, 2016

Net sales	$20,976	$32,933
Cost of sales	19,181	27,116
Gross profit	1,795	5,817

Selling and administrative expenses	2,441	3,985
Operating profit/(loss)	(646)	1,832

Interest and financing expense	219	289
Income/(loss) before income taxes	(865)	1,543

Provision for/(benefit from) income taxes	—	—

Net income/(loss)	$(865)	$1,543

Net income/(loss) per common and common equivalent share:
Basic	$(0.09)	$0.15
Diluted	(0.09)	0.15

Weighted average number of common and common equivalent shares outstanding:
Basic	10,163,291	10,216,587
Diluted	10,163,291	10,216,587